Exhibit 11

              BANDO McGLOCKLIN CAPITAL CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                          Three Months Ended                      Nine Months Ended
                                                 ----------------------------------     -----------------------------------
                                                 ----------------------------------      ----------------------------------
                                                            September 30,                           September 30,
                                                 ----------------------------------      ----------------------------------
                                                 --------------      --------------
                                                       1999                1998                1999                1998
                                                 --------------      --------------      --------------      --------------
Net income                                         $ 1,278,876         $ 1,320,890         $ 3,077,407         $ 2,476,936

Determination of shares:

Weighted average common shares
outstanding (basic)                                  3,622,712           3,689,102           3,654,544           3,689,102

Assumed conversion of stock
options                                                  3,000               2,474               2,824               2,717
                                                 --------------      --------------      --------------      --------------

Weighted average common shares
outstanding (diluted)                                3,625,712           3,691,576           3,657,368           3,691,819
                                                 ==============      ==============      ==============      ==============

Basic earnings per share                           $      0.35         $      0.36         $      0.84         $      0.67
                                                 ==============      ==============      ==============      ==============

Diluted earnings per share                         $      0.35         $      0.36         $      0.84         $      0.67
                                                 ==============      ==============      ==============      ==============

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